SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)     June 18, 1995
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                          First Fidelity Bancorporation
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             (Exact name of registrant as specified in its charter)


           New Jersey                   1-9839            22-2826775
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  (State of other jurisdiction       (Commission         (IRS Employer
       of incorporation)              File Number)     Identification No.)


          550 Broad Street                     123 South Broad Street
          Newark, NJ 07102                     Philadelphia, PA 19109
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                    (Address of principal executive offices)


  Registrant's telephone number, including area code     (201) 565-3200
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

          On June 18, 1995, First Fidelity Bancorporation ("First Fidelity" or the "Corporation") entered into a definitive Agreement and Plan of Merger (the "Plan") with First Union Corporation ("First Union"), which provides, among other things, for (i) the merger (the "Merger") of the Corporation with and into a wholly-owned subsidiary of First Union, (ii) the exchange of each outstanding share of the Corporation's common stock for 1.35 shares of First Union common stock (the "Exchange Ratio") and (iii) the exchange of each share of the three outstanding series of the Corporation's preferred stock for one share of a new, comparable series of First Union Class A Preferred Stock containing substantially identical terms to the series being exchanged therefor, all subject to the terms and conditions contained in the Plan.

          On June 19, 1995, in connection with the execution of the Plan, the Corporation entered into an agreement (the "First Fidelity Option Agreement") pursuant to which First Union was granted an option to purchase, under certain circumstances, up to that number of shares of the Corporation's common stock as equals 19.9% of the number of shares outstanding, at a per share exercise price equal to the last sale price of the Corporation's common stock on the New York Stock Exchange Composite Transactions tape on June 19, 1995 ($59.00) and First Union entered into an agreement (the "First Union Option Agreement") pursuant to which First Fidelity was granted an option to purchase, under certain circumstances, up to that number of shares of First Union's common stock as equals 19.9% of the number of shares outstanding, at a per share exercise price equal to the last sale price of First Union's common stock on the New York Stock Exchange Composite Transactions tape on June 19, 1995 ($45.875).

          Also on June 19, 1995, in connection with the execution of the Plan,
(i) Banco Santander, S.A. and its affiliate, FFB Participacoes e Servieos, S.A., the owners of approximately 30% of the outstanding shares of the Corporation's common stock, entered into an agreement (the "Voting and Support Agreement") pursuant to which they agreed, among other things, to vote the shares held by them in favor of the Plan, at the First Fidelity shareholder meeting to be held to vote on the Plan, unless the First Fidelity Board of Directors withdraws its recommendation that shareholders vote to approve the Plan (which, pursuant to the Plan, the Board of Directors can do only if it determines that its failure to withdraw such recommendation would constitute a breach of its fiduciary duties under applicable law), and (ii) the Corporation entered into an amendment (the "Rights Plan Amendment") to its Rights Agreement (the "Rights Plan") to exempt the First Fidelity Option Agreement and the Voting and Support Agreement from the Corporation's Rights Plan.

          Consummation of the Merger is subject to receipt of regulatory and shareholder approvals, as well as other conditions set forth in the Plan.
No assurance can be given that the Merger will be consummated. Under certain circumstances, if the average market price of First Union's common stock during the ten trading days ending on the close of trading on the date of Federal Reserve Board approval of the Merger (the
"Pricing Period Average Price") is (x) less than $40.48 and the percen-tage decrease in such stock price from the June 16, 1995 closing price to the Pricing Period Average Price is more than 15 percentage points greater than the reduction, if any, during the same period in a weighted index of selected bank holding company stocks, or (y) less than 75% of the closing price of First Union's common stock on June 19, 1995, the Board of Directors of the Corporation can terminate the Plan and not consummate the Merger, unless, in either case, First Union exercises certain rights to increase the Exchange Ratio, all as provided in the Plan.

          Copies of the Plan, the First Fidelity Option Agreement, the First Union Option Agreement, the Voting and Support Agreement and the Rights Plan Amendment are attached as exhibits hereto and are incorporated by reference herein. The foregoing summaries of such documents are qualified in their entirety by reference to the actual documents.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

              Exhibit No.   Description

              2.1           The Plan (including the exhibits thereto).

              4.1 Rights Plan Amendment (incorporated by reference to Exhibit D to the Plan).

              10.1 Voting and Support Agreement (incorporated by reference to Exhibit B to the Plan).

              10.2 First Fidelity Option Agreement (incorporated by reference to Exhibit A to the Plan).

              10.3 First Union Option Agreement (incorporated by reference to Exhibit C to the Plan).
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST FIDELITY BANCORPORATION



      Dated:  June 23, 1995      By: /s/   James L. Mitchell
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                                     Name:  James L. Mitchell
                                     Title:  Executive Vice President
                                              and General Counsel
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                                 Exhibit Index


              Exhibit No.   Description

              2.1           The Plan (including exhibits thereto).

              4.1 Rights Plan Amendment (incorporated by reference to Exhibit D to the Plan).

              10.1 Voting and Support Agreement (incorporated by reference to Exhibit B to the Plan).

              10.2 First Fidelity Option Agreement (incorporated by reference to Exhibit A to the Plan).

              10.3 First Union Option Agreement (incorporated by reference to Exhibit C to the Plan).
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